UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                    --------

                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest reported) September 14, 2004.


                              CAMDEN MINES LIMITED
                              --------------------
             (Exact name of registrant as specified in its chapter)


           Nevada                      000-33195                88-0437644
           ------                      ---------                ----------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation                File Number)           Identification No.)

Suite 1880, 505 Burrard St., Vancouver, British Columbia, Canada       V7X 1M6
----------------------------------------------------------------       -------
            (Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code   (604) 681-3864
                                                     --------------


                                       N/A
          (Former name or former address, if changed since last report)




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ITEM 1.01. ENTRY INTO A MATERIAL DIFINITIVE AGREEMENT

On September 14, Camden Mines Limited (the "Company"), Pac-Poly Investments Limited ("Pac-Poly"), a company organized under the laws of the British Virgin Islands, and the shareholders of Pac-Poly have entered into a letter agreement (the "Letter Agreement") whereby the shareholders of Pac-Poly will transfer all of the issued and outstanding shares in the capital of Pac-Poly to the Company in exchange for the Company issuing to the shareholders of Pac-Poly on a pro rata basis an aggregate of 16,387,000 shares of common stock of the Company. The Letter Agreement is subject to: the Company completing its due diligence of Pac-Poly within 90 days after entering into the Letter Agreement; Pac-Poly receiving its intended 27% share capital in the newly created Xinhua Publications Circulation & Distribution Center Co., Ltd. ("Xinhua C & D"), a newly formed company organized under the laws of the People's Republic of China; and other terms and conditions of the Letter Agreement. The Company, Pac-Poly and the shareholders of Pac-Poly intend to enter into a more formal share purchase agreement and other documents that more fully delineate and formalize the terms outlined in the Letter Agreement. A copy of this Letter Agreement between the Company, Pac-Poly and the shareholders of Pac-Poly, dated September 14, 2004, is attached hereto as Exhibit 10.1.

On September 14, the Company, Beijing Boheng Investment & Management Co., Ltd. ("Boheng"), a company organized under the laws of the People's Republic of China, and the shareholders of Boheng have entered into a letter agreement (the "Letter Agreement") whereby the shareholders of Boheng will transfer on a pro rata basis, in accordance with each such shareholders' respective percentage shareholdings in Boheng, 95% of the issued and outstanding shares in the capital of Boheng to the Company in exchange for the Company issuing to the shareholders of Boheng on a pro rata basis an aggregate of 18,613,000 shares of common stock of the Company. The Letter Agreement is subject to: the Company completing its due diligence of Boheng within 90 days after entering into the Letter Agreement; Boheng receiving its intended 30.67% share capital in the newly created Xinhua C & D; and other terms and conditions of the Letter Agreement. The Company, Boheng and the shareholders of Boheng intend to enter into a more formal share purchase agreement and other documents that more fully delineate and formalize the terms outlined in the Letter Agreement. A copy of this Letter Agreement between the Company, Boheng and the shareholders of Boheng, dated September 14, 2004, is attached hereto as Exhibit 10.2.

Xinhua C & D is a newly formed company that has been granted a nationwide distribution licence in China for: books; periodicals; human body art pictorials; audio video product distribution; wholesale, retail and mail order of publicly distributed electronic publications; advertisement by domestic and foreign firms in certain categories of books; and classified ads. In addition to receiving the nationwide distribution licence in China, Xinhua C & D recently finalized distribution agreements for certain international publications for the China market. Upon completion of the acquisition of Pac-Poly and Boheng, the Company will own in aggregate 57.67% of Xinhua C & D.

In order to encourage Pac-Poly and Boheng to enter into the Letter Agreements with the Company, Mr. Xianping Wang, President, CEO and director of the Company, has agreed upon completion of the acquisition of Pac-Poly and Boheng, to surrender for cancellation 35,000,000 shares of common stock of the Company from




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the 45,000,000  shares of common stock of the Company that he acquired on August
5, 2004.


ITEM 8.01. OTHER EVENTS

Pursuant to Form 8-K, General Instructions F, registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.1.


ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.         Description
-----------         -----------------------------------------------------------
Exhibit 10.1        Letter  Agreement  between  the  Company,  Pac-Poly  and the shareholders of Pac-Poly, dated September 14, 2004.
Exhibit 10.2        Letter  Agreement  between  the  Company,   Boheng  and  the
                    shareholders of Boheng, dated September 14, 2004.
Exhibit 99.1        Press Release dated September 14, 2004.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2004

                                                     CAMDEN MINES LIMITED


                                                     By: /s/ Reg Handford
                                                        ------------------------
                                                     Name:    Reg Handford
                                                     Title:   Director



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                                  EXHIBIT INDEX

                                                                 Sequential Page
Number   Exhibit                                                 Number
------   ------------------------------------------------------  ---------------
 10.1    Letter Agreement between the Company, Pac-Poly and the          6
         shareholders of Pac-Poly, dated September 14, 2004.

 10.2    Letter Agreement between the Company, Boheng and               11
         the shareholders of Boheng, dated September 14, 2004.

 99.1    Press Release dated September 14, 2004.                        16